BLANKET CONVEYANCE, BILL OF SALE AND ASSIGNMENT
(Buckhead)

THIS BLANKET CONVEYANCE, BILL OF SALE AND ASSIGNMENT (this “Assignment”) is made as of the 10th day of January, 2012 by Powder Springs Road Associates, L.P. and Pharr Court Associates, L.P., each a Georgia limited partnership (“Assignor”), in favor of G&E HC REIT II Buckhead SNF, LLC, a Delaware limited liability company (“Assignee”). Capitalized terms used herein but not defined shall have the meanings ascribed to them in that certain Purchase and Sale Agreement dated as of September 29, 2011 to which Assignor and G&E HC REIT II Southeastern SNF Portfolio, LLC (“Contract Purchaser”), among others, are parties (the “Purchase Agreement”), which Purchase Agreement has been partially assigned by Contract Purchaser to Assignee with respect to the Facility commonly known as Nurse Care of Buckhead located at 2920 Pharr Rd. South, Atlanta, GA (the “Buckhead Facility”).

RECITALS

WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, it is the desire of Assignor hereby to assign, transfer and convey to Assignee all of Seller’s right, title and interest, if any, in and to the Personal Property, Permits, Goodwill and Intellectual Property Rights, Plans, Warranties and Other Rights constituting Property To Be Conveyed with respect to the Buckhead Facility (collectively, the “Assigned Properties”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Assignment and Assumption of Assigned Properties. Assignor does hereby grant, quitclaim, release and convey to Assignee and its successors and assigns, and Assignee does hereby assume and accept, all of Assignor’s right, title and interest, if any, in and to the Assigned Properties. Assignor agrees to perform all the terms, covenant and conditions to be observed or performed by Assignor under the Assigned Properties to the extent accruing or arising prior to the date of this Assignment.

2. Indemnification by Assignor. Assignor hereby agrees to indemnify, protect, defend (with counsel reasonably satisfactory to Assignee) and hold harmless Assignee from and against any and all actual, out-of-pocket claims, losses, damages, liabilities and expenses, including reasonable attorneys’ fees, suffered or incurred by Assignee in connection with any failure by Assignor to perform its obligations under this Assignment.

3. Indemnification by Assignee. Assignee hereby agrees to indemnify, protect, defend (with counsel reasonably satisfactory to Assignor) and hold harmless Assignor from and against any and all actual, out-of-pocket claims, losses, liabilities and expenses, including reasonable attorneys’ fees, suffered or incurred by Assignor in connection with any failure by Assignee to perform its obligations under this Assignment.

4. Admission Agreements and Service Contracts. The parties hereto hereby agree and acknowledge that the Admission Agreements and Service Contracts are not being assigned by Assignor or assumed by Assignee pursuant to this Assignment.

5. Miscellaneous. This Assignment and the obligations of the parties hereunder: (i) shall survive the closing of the transactions referred to in the Purchase Agreement and shall not merge therein; (ii) shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assignees and heirs; and (iii) may not be modified, amended, waived, discharged or terminated other than by written agreement signed by the party to be charged therewith. The Recitals set forth at the beginning of this Assignment and the Exhibits attached hereto are incorporated herein by this reference. In the event either party hereto brings an action or proceeding against the other party with respect to any matter pertaining to this Assignment, the prevailing party who has received final judgment in its favor shall be entitled to recover from the other party all costs and expenses incurred by it in connection with the subject action or proceeding, including reasonable attorneys’ fees. Assignor and Assignee hereby covenant that each will, at any time and from time to time upon written request therefor from the other, execute and deliver to the other, such documents as either may reasonably request in order to carry out the terms of this Assignment. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

6. Limited Recourse. Assignee agrees that any recourse against Assignor under this Assignment shall be subject to the terms and conditions of the Purchase Agreement.

7. Joint and Several Liability. If Assignor consists of more than one person or entity, the obligations of such persons and entities hereunder shall be joint and several.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed and delivered as of the date first above written.

ASSIGNOR:	ASSIGNEE:

POWDER SPRINGS ROAD ASSOCIATES, L.P. By: /s/ James J. Andrews	G&E HC REIT II BUCKHEAD SNF, LLC By: /s/ Danny Prosky

Name: James J. Andrews Title: President	Name: Danny Prosky Title: Authorized Signatory

PHARR COURT ASSOCIATES, L.P.
By: /s/ James J. Andrews

Name: James J. Andrews

Title: President